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                                                                    Exhibit 28.1


      (28.1) Information from reports furnished to state insurance regulatory authorities. The attached exhibit includes the Company's Schedule P as prepared for its 1998 Annual Statements which have been provided to state regulatory authorities. The schedules have been prepared on a statutory basis.

      Schedule P as filed with the Securities and Exchange Commission has been omitted from this copy. (They are available upon request by writing the address shown on the cover of this document.)
















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